CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement of Allspring Funds Trust and to the use of our report dated December 30, 2022 on the financial statements and financial highlights of 361 Domestic Long/ Short Equity Fund and 361 Global Long/Short Equity Fund, each a series of shares of Investment Managers Series Trust.   Such financial statements and financial highlights appear in the 2022 Annual Report to Shareholders which is incorporated by reference into this Registration Statement.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 23, 2023

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information for Allspring Global Long/Short Equity Fund and Allspring U.S. Long/Short Equity Fund, two of the funds comprising Allspring Funds Trust.

/s/ KPMG LLP

Boston, Massachusetts
February 22, 2023